Calculation of Filing Fee Tables
F-1
Elong Power Holding Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value US$0.0128 per share	457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	2	Equity	Pre-funded Warrants to purchase Class A Ordinary Shares	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A Ordinary Shares underlying Pre-funded Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Common Warrants to purchase Class A Ordinary Shares	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Class A Ordinary Shares underlying Common Warrants	457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	6	Equity	Units consisting of: (i) Class A Ordinary Shares, and (ii) Common Warrants to purchase Class A Ordinary Shares	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Equity	Pre-Funded Units consisting of: (i) Pre-funded Warrants to purchase Class A Ordinary Shares, and (ii) Common Warrants to purchase Class A Ordinary Shares	Other			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 20,000,000.00		$ 2,762.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,762.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0128 per share, (the "Class A Ordinary Shares"), of Elong Power Holding Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Class A Ordinary Shares included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $10,000,000.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0128 per share, (the "Class A Ordinary Shares"), of Elong Power Holding Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Class A Ordinary Shares included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $10,000,000.

[3]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0128 per share, (the "Class A Ordinary Shares"), of Elong Power Holding Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Class A Ordinary Shares included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $10,000,000.

[4]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0128 per share, (the "Class A Ordinary Shares"), of Elong Power Holding Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. There will be issued one Common Warrant to purchase one Class A Ordinary Share for every one Class A Ordinary Share offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of the Common Warrants included in the Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $10,000,000, which is equal to 100% of $10,000,000, as each Unit and each Pre-Funded Unit will include a Common Warrant to purchase one Class A Ordinary Share at an exercise price equal to 100% of the purchase price per Unit.

[5]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0128 per share, (the "Class A Ordinary Shares"), of Elong Power Holding Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. There will be issued one Common Warrant to purchase one Class A Ordinary Share for every one Class A Ordinary Share offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of the Common Warrants included in the Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $10,000,000, which is equal to 100% of $10,000,000, as each Unit and each Pre-Funded Unit will include a Common Warrant to purchase one Class A Ordinary Share at an exercise price equal to 100% of the purchase price per Unit.

[6]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0128 per share, (the "Class A Ordinary Shares"), of Elong Power Holding Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Class A Ordinary Shares included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $10,000,000.

[7]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0128 per share, (the "Class A Ordinary Shares"), of Elong Power Holding Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Class A Ordinary Shares included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $10,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date